    As filed with the Securities and Exchange Commission on December 10, 2001
                                             Registration Nos. 333-_________ and
                                                                333-_________-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                 ----------------------------------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------


                    F.N.B. CORPORATION                      FNB CAPITAL TRUST I
   (Exact name of registrant and co-registrant as specified in their charters)

        STATE OF FLORIDA                     25-1255406                    STATE OF DELAWARE                   APPLIED FOR
 -------------------------------        ----------------------       -----------------------------       ----------------------
 (State or other jurisdiction of            (IRS Employer            (State or other jurisdiction             (IRS Employer
 incorporation or organization)         Identification Number)          of incorporation or              Identification Number)
                                                                           organization)

                 ----------------------------------------------

2150 GOODLETTE ROAD NORTH                             2150 GOODLETTE ROAD NORTH
  NAPLES, FLORIDA 34102                                 NAPLES, FLORIDA 34102

(Addresses, including zip codes, and telephone numbers, including area codes, of registrant's and co-registrant's principal executive offices)

                 ----------------------------------------------

                                  GARY L. TICE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               F.N.B. CORPORATION
                            2150 GOODLETTE ROAD NORTH
                              NAPLES, FLORIDA 34102
                                 (800) 262-7600

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------

                              Copies requested to:

                            ROBERT C. SCHWARTZ, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                      1230 PEACHTREE STREET, NE, SUITE 3100
                             ATLANTA, GEORGIA 30309
                             (404) 815-3500 (PHONE)
                              (404) 685-7058 (FAX)
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                AMOUNT TO BE      PROPOSED MAXIMUM AGGREGATE          AMOUNT OF
              TITLE OF SHARES TO BE REGISTERED                REGISTERED(1)(2)         OFFERING PRICE(3)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, of F.N.B.                   --                       --                          --
Corporation...............................................
-----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $0.01 per share, of F.N.B.                --                       --                          --
Corporation...............................................
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities of F.N.B. Corporation (4).................           --                       --                          --
-----------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of FNB Capital Trust I.........           --                       --                          --
-----------------------------------------------------------------------------------------------------------------------------------
Guarantee of F.N.B. Corporation with respect to the Trust
Preferred Securities (5)..................................           N/A                      N/A                        N/A
-----------------------------------------------------------------------------------------------------------------------------------
Warrants (6)..............................................           --                       --                          --
===================================================================================================================================
TOTAL.....................................................      $200,000,000                 100%                      $47,800
===================================================================================================================================

(1) There are being registered hereunder such indeterminate number of shares of Common Stock and Preferred Stock and such indeterminate principal amount of Debt Securities and such indeterminate number of Trust Preferred Securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any Debt Securities are issued at a discount, then the offering price of such debentures shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock, warrants and debentures as may be issued upon conversion of or exchange for debentures that provide for conversion or exchange, or pursuant to the antidilution provisions of any such securities.

(2) In U.S. dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies as shall result in an aggregate initial offering price not to exceed $200,000,000.

(3) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(4) The Debt Securities offered hereby may include Junior Subordinated Debentures of F.N.B. Corporation issued in connection with an offering of Trust Preferred Securities of FNB Capital Trust I.

(5) F.N.B. Corporation is also registering under this Registration Statement all other obligations that it may have with respect to FNB Capital Trust I Preferred Securities issued by FNB Capital Trust I. No separate consideration will be received for the guarantee by F.N.B. Corporation, or any other such obligation, and pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to these guarantees.

(6) Warrants may be sold separately or with Common Stock, Preferred Stock or Debt Securities.

                ------------------------------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD BY MEANS OF THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------



                  SUBJECT TO COMPLETION DATED DECEMBER 10, 2001

                                  $200,000,000
                               F.N.B. CORPORATION
            COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS

                               FNB CAPITAL TRUST I
                           TRUST PREFERRED SECURITIES
                      FULLY AND UNCONDITIONALLY GUARANTEED
                  TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY
                               F.N.B. CORPORATION
                                 ---------------

         From time to time F.N.B. Corporation may sell any of the following securities:

         -        shares of its common stock;

         -        shares of its preferred stock;

         - debt securities, which may consist of notes, debentures or other types of debt;

         - its guarantee of trust preferred securities of FNB Capital Trust I, to the extent described in this prospectus; or

         -        warrants.

         FNB Capital Trust I may sell trust preferred securities. F.N.B. Corporation will own all of the common securities of FNB Capital Trust I.

         The total offering price of these securities will not exceed an aggregate of $200,000,000.

                        -------------------------------

         We will describe the specific terms of any securities actually offered for sale in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                         -------------------------------

         F.N.B. Corporation's common stock is listed on the Nasdaq National Market under the symbol "FBAN." F.N.B. Corporation's Series B Cumulative Convertible Preferred Stock is listed on the Nasdaq Small Cap Market under the symbol "FBANP."

                         -------------------------------

         INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THESE SECURITIES.

                         -------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

         THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THIS PROSPECTUS MAY NOT BE USED TO COMPLETE SALES OF SECURITIES OFFERED BY THIS PROSPECTUS UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

             The date of this prospectus is ________________, 2001.

                                TABLE OF CONTENTS

About This Prospectus...................................................................................................1

The Company.............................................................................................................1

The Trust...............................................................................................................2

Pending Acquisitions....................................................................................................2

Risk Factors............................................................................................................4

Forward-Looking Statements..............................................................................................7

Use of Proceeds.........................................................................................................7

Ratio of Earnings to Fixed Charges......................................................................................8

Description of Common Stock.............................................................................................8

Description of Preferred Stock..........................................................................................9

Description of Warrants................................................................................................12

Description of Debt Securities.........................................................................................13

Description of Trust Preferred Securities, Trust Preferred Securities Guarantee and Junior
Subordinated Debentures................................................................................................20

Plan of Distribution...................................................................................................28

Legal Matters..........................................................................................................29

Experts................................................................................................................29

Where You Can Find More Information....................................................................................30


                                       (i)

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, F.N.B. Corporation and/or FNB Capital Trust I may from time to time sell any combination of the securities that we describe in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities F.N.B. Corporation and FNB Capital Trust I may offer. Each time F.N.B. Corporation or FNB Capital Trust I sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" on page 30.

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. Neither F.N.B. Corporation nor FNB Capital Trust I is offering to sell securities or making offers to buy securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time we deliver this prospectus or issue any of the securities this prospectus covers.

         In this prospectus, the term "Trust" refers to FNB Capital Trust I, a Delaware business trust organized to purchase our junior subordinated debentures and issue the trust preferred securities. The terms "we," "our," "us" and "FNB" refer to F.N.B. Corporation and, unless the context requires otherwise, will include the Trust and our subsidiaries.

                                   THE COMPANY

         FNB is a financial services holding company with its headquarters in Naples, Florida and executive offices in Hermitage, Pennsylvania. FNB provides a broad range of financial services to its customers through its banking, insurance agency, consumer finance, and trust company subsidiaries, which operate over 155 offices in 4 states. As of September 30, 2001, FNB had $4.1 billion in consolidated assets and $3.2 billion in deposits. For additional information regarding FNB, see "Where You Can Find More Information."

         FNB's subsidiaries provide a full range of financial services, principally to consumers and small- to medium-sized businesses, in their respective market areas. FNB's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. FNB has emphasized its community orientation by generally preserving the names and local management of its subsidiaries and allowing its subsidiaries significant autonomy in decision-making, thus enabling them to respond to customer requests more quickly.

         The lending philosophy of each of FNB's bank subsidiaries is to minimize credit losses by following uniform credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio, maintaining a relatively modest average loan size and conducting ongoing review and management of the loan portfolio. The banks are active residential mortgage lenders, and make commercial loans generally to established local businesses. FNB's bank subsidiaries do not have a significant amount of construction loans, any highly leveraged transaction loans or any loans to foreign countries.

         While FNB has generally sought to preserve the identities and autonomy of its subsidiaries, it has established centralized credit analysis, loan review, investment, audit and data processing functions. The centralization of these processes has enabled FNB to maintain consistent quality of these functions and to achieve certain economies of scale. FNB has further centralized its banking operations through the consolidation of its banking subsidiaries under one charter in each state -- First National Bank of Pennsylvania in Pennsylvania, First National Bank of Florida in Florida, and Metropolitan National Bank in Ohio. FNB believes the consolidation program enables it to realize significant savings by eliminating operational redundancies and integrating common deposit and lending programs. The individual bank offices will generally retain their existing names and local management structure.

         Our common stock is quoted on the Nasdaq National Market under the symbol "FBAN." Our web site is www.fnbcorporation.com. The information on our web site is not incorporated into this prospectus.

         Our principal executive offices are located at 2150 Goodlette Road North, Naples, Florida 34102 and our telephone number is (800) 262-7600.

                                    THE TRUST

         FNB Capital Trust I is a statutory business trust created under Delaware law for the exclusive purpose of issuing and selling its trust preferred securities and its trust common securities and using the proceeds to acquire junior subordinated debentures which FNB issues. The Trust will be governed by a trust agreement, which will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. FNB is the sponsor of the Trust and will own all of the common securities of the Trust.

         If the Trust sells its trust preferred securities to the public, it will use the money it receives, together with the money it receives from the sale of its common securities, to buy junior subordinated debentures which FNB will issue. The payment terms of those junior subordinated debentures will be virtually the same as the terms of the trust preferred securities. The prospectus supplement relating to the trust preferred securities will contain the details of the cash distributions to be made periodically to the holders of the trust preferred securities. Under certain circumstances, FNB may redeem the junior subordinated debentures that FNB sells to the Trust. If FNB does this, the Trust will redeem a like amount of the trust preferred securities which it sold to the public, and the trust common securities which it sold to F.N.B. Corporation.

         The Trust will own only the applicable junior subordinated debentures it purchases from FNB with the money it receives from the sale of its trust common securities and trust preferred securities. The only ongoing source of funds for the Trust will be the payments it receives from FNB on those junior subordinated debentures. The Trust will use those funds to make cash payments to holders of the trust preferred securities. FNB will pay all fees and expenses related to the Trust and the offering of trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

         The Trust's business affairs will be conducted by its trustees, which shall be appointed by FNB as the holder of the Trust's common securities. The trustees will include Gary L. Tice and John D. Waters, both officers of FNB as administrative trustees, and, unless and until a successor is appointed, Wilmington Trust Company as property trustee, and Wilmington Trust Company as Delaware trustee.

         The principal place of business of the Trust shall be c/o F.N.B. Corporation, 2150 Goodlette Road North, Naples, Florida 34102, telephone (800) 262-7600.

         Please see the prospectus supplement relating to the trust preferred securities of the Trust for further information concerning the Trust.

                              PENDING ACQUISITIONS

         On June 13, 2001, FNB entered into an Agreement and Plan of Merger with Promistar Financial Corporation pursuant to which Promistar will be merged into FNB. Promistar is a bank holding company headquartered in Johnstown, Pennsylvania. Promistar's business consists primarily of the operations of Promistar Bank, its banking subsidiary, which is a member of the Federal Reserve System. Promistar Bank conducts business through a network of 82 offices located throughout southwestern Pennsylvania and provides a full range of financial services to individuals, businesses and governmental bodies, including accepting demand, savings and time deposits, safe deposit facilities, electronic banking services, debit cards, money transfer services, and other banking services. Promistar Bank also offers lending services, including consumer, real estate, commercial and industrial loans. As of September 30, 2001, Promistar had consolidated assets of $3.4 billion and $1.8 billion in deposits. On October 18, 2001, the shareholders of FNB and Promistar approved the merger. The transaction has received regulatory approval from the Federal Reserve Board and is awaiting approval from the Office of the Comptroller of the Currency. The transaction is expected to close in January 2002.

         On November 7, 2001, FNB agreed to purchase all of the outstanding shares of Central Bank Shares, Inc. Central Bank Shares is headquartered in Orlando, Florida and is the holding company for Bank of Central Florida, a commercial bank with more than $240 million in total assets and more than $194 million in total deposits as of September 30, 2001.

Bank of Central Florida provides a broad range of traditional retail banking and commercial lending services with 6 offices located in Orange and Seminole Counties, Florida. Once the acquisition is completed, all of Bank of Central Florida's branches will become part of FNB's subsidiary, First National Bank of Florida. As a result, First National Bank of Florida will have 43 full-service financial centers within the state of Florida. FNB is seeking regulatory approval for the acquisition and expects to close the transaction in January 2002.

                                  RISK FACTORS

         You should carefully consider the following risks before making an investment decision. These and other risks could materially and adversely affect our business, operating results or financial condition. You should also refer to the other information contained or incorporated by reference in this prospectus, before making an investment decision. Risk factors applicable to a particular security offered by this prospectus or applicable to a particular offering will be discussed in the applicable prospectus supplement.

         In addition to the following risks, we may be affected by the events of September 11, 2001 in New York, Washington, D.C. and Pennsylvania and the ensuing military campaign being conducted by the United States. At this time, we do not know how these events will affect the economic conditions in the United States generally or in our primary markets in particular. Our results of operations and financial condition could be adversely impacted if those events and other related events cause either a decline in the United States economy generally or in the economies of our primary markets in particular. There can be no assurance that positive trends, developments or projections discussed or incorporated by reference in this prospectus will continue or be realized or that negative trends or developments will not have significant downward effects on our results of operations or financial condition.

FNB MAY ENCOUNTER INTEGRATION DIFFICULTIES OR MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER WITH PROMISTAR.

         FNB and Promistar may not be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. While FNB has successfully integrated past acquisitions, the proposed merger with Promistar would be by far the largest acquisition undertaken by FNB and will be significantly more difficult to integrate smoothly and successfully.

         Additionally, in determining that the merger is in the best interests of FNB and Promistar, as the case may be, the Board of Directors of each of FNB and Promistar considered that enhanced earnings may result from the consummation of the merger, including from reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, there can be no assurance that any enhanced earnings will result from the merger.

FNB COULD EXPERIENCE SIGNIFICANT DIFFICULTIES AND COMPLICATIONS IN CONNECTION WITH ITS GROWTH.

         FNB has grown significantly over the last few years and may seek to continue to grow by acquiring financial institutions and branches as well as non depository entities engaged in permissible activities for FNB's financial institution subsidiaries. However, the market for acquisitions is highly competitive. FNB may not be as successful in the future as it has been in the past in identifying financial institution and branch acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches.

         FNB may encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, rapid growth may adversely affect FNB's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. FNB may not successfully integrate or achieve the anticipated benefits of its growth.

FNB'S STATUS AS A HOLDING COMPANY MAKES IT DEPENDENT ON DIVIDENDS FROM ITS SUBSIDIARIES TO MEET ITS OBLIGATIONS.

         FNB is a holding company and conducts almost all of its operations through its subsidiaries. FNB does not have any significant assets other than the stock of its subsidiaries. Accordingly, FNB depends on the cash flows of its subsidiaries to meet its obligations. FNB's right to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of such subsidiaries. Under federal and state law, FNB's bank subsidiaries are limited in the amount of dividends they can pay to FNB without prior regulatory approval. Also, bank regulators have the authority to prohibit FNB's subsidiary banks from paying dividends if they think the payment would be an unsafe and unsound banking practice.

INTEREST RATE VOLATILITY COULD SIGNIFICANTLY HARM FNB'S BUSINESS.

         FNB's results of operations are affected by the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities. A significant component of FNB's earnings is its net interest income, which is the difference between income from interest-earning assets, such as loans, and expense of interest-bearing liabilities, such as deposits. A change in market interest rates will adversely affect FNB's earnings if market interest rates change such that the interest FNB pays on deposits and borrowings increases faster than the interest it collects on loans and investments. Consequently, FNB, along with other financial institutions generally, is sensitive to interest rate fluctuations.

FNB'S RESULTS OF OPERATIONS ARE SIGNIFICANTLY AFFECTED BY THE ABILITY OF ITS BORROWERS TO REPAY THEIR LOANS.

         Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non-payment is affected by:


         -        credit risks of a particular borrower;

         -        changes in economic and industry conditions;

         -        the duration of the loan; and

         - in the case of a collateralized loan, uncertainties as to the future value of the collateral.

         Generally, commercial/industrial, construction and commercial real estate loans present a greater risk of non-payment by a borrower than other types of loans.

FNB'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED IF ITS ALLOWANCE FOR LOAN LOSSES IS NOT SUFFICIENT TO ABSORB ACTUAL LOSSES.

         There is no precise method of predicting loan losses. FNB can give no assurance that its allowance for loan losses is or will be sufficient to absorb actual loan losses. Excess loan losses could have a material adverse effect on FNB's financial condition and results of operations. FNB attempts to maintain an appropriate allowance for loan losses to provide for estimated losses in its loan portfolio. FNB periodically determines the amount of the allowance for loan losses based upon consideration of several factors, including:


         - an ongoing review of the quality, mix and size of the overall loan portfolio;

         -        historical loan loss experience;

         -        evaluation of non-performing loans;

         - assessment of economic conditions and their effects on the existing portfolio; and

         - the amount and quality of collateral, including guarantees, securing loans.

FNB'S FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED IF IT IS UNABLE TO ATTRACT SUFFICIENT DEPOSITS TO FUND ITS ANTICIPATED LOAN GROWTH.

         FNB funds its loan growth primarily through deposits. To the extent that FNB is unable to attract and maintain levels of deposits to fund its loan growth, FNB would be required to raise additional funds through public or private financings. FNB can give no assurance that it would be able to obtain these funds on terms that are favorable to it.

FNB COULD EXPERIENCE SIGNIFICANT DIFFICULTIES AND COMPLICATIONS IN CONNECTION WITH ITS GROWTH.

         FNB has grown significantly over the last few years and may seek to continue to grow by acquiring financial institutions and branches as well as non-depository entities engaged in permissible activities for its financial institution subsidiaries. However, the market for acquisitions is highly competitive. FNB may not be as successful in the future as it has been in the past in identifying financial institution and branch acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches.

         FNB may encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, rapid growth may adversely affect FNB's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. FNB may not successfully integrate or achieve the anticipated benefits of its growth or expanded operations.

FNB COULD BE ADVERSELY AFFECTED BY CHANGES IN THE LAW, ESPECIALLY CHANGES DEREGULATING THE BANKING INDUSTRY.

         FNB and its subsidiaries operate in a highly regulated environment and are subject to supervision and regulation by several governmental regulatory agencies, including the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Pennsylvania and Florida Departments of Banking. Regulations are generally intended to provide protection for depositors and customers rather than for investors. FNB is subject to changes in federal and state law, regulations, governmental policies, income tax laws and accounting principles. Deregulation could adversely affect the banking industry as a whole and may limit FNB's growth and the return to investors by restricting such activities as:

         -        the payment of dividends;

         -        mergers with or acquisitions by other institutions;

         -        investments;

         -        loans and interest rates;

         -        providing securities, insurance or trust services; and

         - the types of non-deposit activities in which FNB's financial institution subsidiaries may engage.

         In addition, legislation may change present capital requirements, which would restrict FNB's activities and require it to maintain additional capital. FNB cannot predict what changes, if any, federal and state agencies will make to existing federal and state legislation and regulations or the effect that such changes may have on FNB's business.

FNB'S RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED DUE TO SIGNIFICANT COMPETITION.

         FNB may not be able to compete effectively in its markets, which could adversely affect its results of operations. The banking and financial service industry in each of FNB's market areas is highly competitive. The increasingly competitive environment is a result of:

         -        changes in regulation;

         -        changes in technology and product delivery systems; and

         - the accelerated pace of consolidation among financial services providers.

         FNB competes for loans, deposits and customers with various bank and non-bank financial service providers, many of which are larger in terms of total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than does FNB. Competition with such institutions may cause FNB to increase its deposit rates or decrease its interest rate spread on loans it originates.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include statements preceded by, followed by or including words such as "believes," "anticipates," "plans," "expects" and similar expressions. You should understand that the following important factors, in addition to those discussed elsewhere in this document and the documents incorporated by reference in this document, could affect the future results of FNB and could cause those results to differ materially from those expressed in these forward-looking statements:

         - fluctuations in market rates of interest and loan and deposit pricing may continue, which could negatively affect our net interest margin, asset valuations and expense expectations;

         - the business of FNB or the business of acquisition targets may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

         - expected revenue synergies and cost savings from our acquisitions may not be fully realized within the expected time frame or at all;

         - deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following our acquisitions;

         - competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues;

         - the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses;

         - significant changes in the United States and foreign legal and regulatory framework may occur; and

         - economic and other disruptions and uncertainties resulting from the terrorist attacks in New York City and Washington, D.C. on September 11, 2001 and a continuing war on terrorism, including military action, new terrorist attacks, actual or threatened, and related political events.

         We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

                                 USE OF PROCEEDS

         Unless otherwise set forth in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including the funding of future acquisitions.

         The proceeds from the sale of the trust preferred securities by the Trust will be invested in junior subordinated debentures issued by FNB. Except as we may otherwise describe in a prospectus supplement, FNB intends to use the net proceeds from the sale of the junior subordinated debentures to the Trust for the purposes set forth above.

         Any specific allocation of the proceeds to a particular purpose that has been decided at the date of any prospectus supplement will be described in that supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, we have divided our earnings before income taxes and fixed charges by the amount of our fixed charges. Fixed charges represent our interest expense, and we have shown one ratio which excludes interest we paid on deposits from the fixed charges, and a second ratio which includes interest on deposits in fixed charges. Interest expense (other than for interest on deposits) includes interest we paid on borrowed funds, federal funds purchased, and securities sold under agreements to repurchase.

                                NINE MONTHS
                                   ENDED
                               SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                               -------------     ------------------------------------------------
                                  2001           2000       1999       1998       1997       1996
                                  ----           ----       ----       ----       ----       ----
Earnings to fixed charges:
   Excluding interest on          4.0x           3.5x       4.5x       5.3x       5.1x       5.1x
     deposits
   Including interest on          1.5x           1.5x       1.5x       1.5x       1.4x       1.4x
     deposits

                           DESCRIPTION OF COMMON STOCK

         The following summary describes the material terms of our common stock. For the complete terms of our common stock you should read the more detailed provisions of our Articles of Incorporation and Bylaws.

         We are authorized to issue 500,000,000 shares of common stock, $0.01 par value per share, of which 25,702,017 shares were outstanding as of September 30, 2001. Our common stock is traded on the Nasdaq National Market under the trading symbol "FBAN." We provide transfer agent and registrar services for our common stock.

         As of September 30, 2001, approximately 2.3 million shares of FNB common stock were reserved for issuance upon the exercise of outstanding options and warrants, and upon conversion of the outstanding shares of convertible preferred stock. In addition, we have reserved 16.5 million shares of common stock for issuance in connection with the merger with Promistar Financial Corporation. After taking into account these reserved shares, the number of authorized shares of FNB common stock available for other corporate purposes as of September 30, 2001 was approximately 455.5 million.

         VOTING AND OTHER RIGHTS. The holders of FNB common stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes. The FNB Series A Preferred Stock (described below) votes as a class with the FNB common stock.
See "Description of Preferred Stock."

         In the event of liquidation, holders of FNB common stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any FNB preferred stock then outstanding.

         FNB common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNB common stock are, and upon issuance the shares of FNB common stock to be issued to shareholders of Promistar will be, validly issued, fully paid and nonassessable.

         DISTRIBUTIONS. The holders of FNB common stock are entitled to receive such dividends or distributions as the FNB Board may declare out of funds legally available for such payments. The payment of distributions by FNB is subject to the restrictions of Florida law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNB preferred stock. Stock dividends, if any are declared, may be paid from authorized but unissued shares.

         The ability of FNB to pay distributions is affected by the ability of its subsidiaries to pay dividends. The ability of FNB's subsidiaries, as well as of FNB, to pay dividends in the future is influenced by bank regulatory requirements and capital guidelines.

                         DESCRIPTION OF PREFERRED STOCK

         The following summary describes generally the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the certificate of designations and the applicable prospectus supplement to review all of the terms of a particular series of our preferred stock that may be important to you.

GENERAL

         Under our articles of incorporation, our board of directors is authorized, without shareholder action, to authorize the issuance of up to 20,000,000 shares of our preferred stock, par value $.01 per share, in one or more series. For each series of preferred stock, our board of directors may determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions. As of the date of this prospectus, we have designated Series A Cumulative Convertible Preferred Stock, of which 19,174 shares were outstanding as of September 30, 2001, and Series B Cumulative Convertible Preferred Stock, of which 129,413 shares were outstanding as of September 30, 2001.

         The prospectus supplement relating to a particular series of our preferred stock will describe the following specific terms of the series:

         (1) the title, designation, number of shares and stated value of the preferred stock,

         (2)      the price at which we will issue the preferred stock,

         (3) the dividend rate, or method of calculating the dividend rate, the payment dates for dividends, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate,

         (4) whether the preferred stock will be subject to redemption, and the redemption price and other terms and conditions relative to the redemption rights,

         (5)      any sinking fund provisions,

         (6) whether shares of the preferred stock will be convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions upon which it may be converted or exchanged,

         (7) whether the shares of the preferred stock are denominated in, or payments may be payable in, a currency or currencies, other than the currency of the United States of America,

         (8) the method by which amounts of the preferred stock may be calculated and any price, currencies or currency exchange rates, commodity prices, equity indices or other factors relevant to the calculation,

         (9) the place or places where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock, and

         (10) any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

         Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank equally in all respects with each other series.

DIVIDENDS

         Holders of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. The rates and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock ledger on the record dates that are fixed by our board of directors. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination and the rates may be fixed, variable or both. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

LIQUIDATION RIGHTS

         Unless otherwise stated in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, the holders of each series of our preferred stock will be entitled to receive liquidating distributions out of the assets available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or any other class or series of stock ranking junior to the series of preferred stock. The liquidating distributions will be in the amount stated or determined by the applicable prospectus supplement plus all accrued and unpaid dividends up to the date of distribution for the current period and, if the preferred stock is cumulative, the previous dividend periods.

         If we voluntarily or involuntarily liquidate, dissolve or wind up, and the amounts payable relating to the preferred stock and any other shares of our stock of equal ranking in terms of liquidation rights are not paid in full, then the holders of our preferred stock and other securities will have a right to a ratable portion of our available assets, up to the full amount of liquidation preference that they have. The holders of the preferred stock will not be entitled to any other amounts once they have received the full payments to which they are entitled.

REDEMPTION AND SINKING FUND

         The prospectus supplement related to a series of preferred stock will describe any terms on which the preferred stock may be subject to optional or mandatory redemption, in whole or in part, or may have the benefit of a sinking fund.

VOTING RIGHTS

         The prospectus supplement related to a series of preferred stock will describe the voting rights, if any, of that preferred stock.

         Under Florida law, even if we issue a series of preferred stock that does not have voting rights, holders of that series of preferred stock will nonetheless have the right to vote as a class upon any proposed amendment to our Articles of Incorporation that would:

         (1) increase or decrease the aggregate number of authorized shares of that series;

         (2) effect an exchange or reclassification of all or part of the shares of the series into shares of another series;

         (3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class or series into shares of the series;

         (4) change the designation, rights, preferences or limitations of all or a part of the shares of the series;

         (5) change the shares of all or part of the series into a different number of shares of the same series;

         (6) limit or deny an existing preemptive right of all or part of the shares of the series;

         (7) cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the series; or

         (8) cancel, redeem or repurchase all or part of the shares of the series.

         Florida law also provides that shares of a series not otherwise entitled to vote on a merger are entitled to vote on a plan of merger if the plan contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require approval by the holders of shares of that series.

CONVERSION AND EXCHANGE RIGHTS

         The prospectus supplement will indicate any terms on which shares of any series of preferred stock are convertible or exchangeable. The prospectus supplement will describe the securities or rights into which the preferred stock is convertible or exchangeable, and may include other preferred stock, debt securities, common stock, depositary shares or other securities, rights or property, or securities of other issuers, or any combination of our securities, rights and property and the securities of other issuers. The terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the prospectus supplement will state the time and manner of calculating the consideration to be received by the holders of the preferred stock.

TRANSFER AGENT AND REGISTRAR

         We will designate the transfer agent, registrar and dividend disbursement agent for the preferred stock in the applicable prospectus supplement.

SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

         THE FOLLOWING SUMMARY OF THE FNB SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK AND FNB SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTIONS THEREOF CONTAINED IN FNB'S ARTICLES OF INCORPORATION, AS SET FORTH IN EXHIBIT 4.1 TO FNB'S REPORT ON FORM 8-K FILED WITH THE SEC ON JUNE 1, 2001, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         FNB Series A Preferred Stock. The FNB Series A Preferred Stock was created for the purpose of acquiring Reeves Bank in 1985. Holders of the FNB Series A Preferred Stock are entitled to 6.5 votes for each share held. The holders of the FNB Series A Preferred Stock do not have cumulative voting rights in the election of directors. Dividends on the FNB Series A Preferred Stock are cumulative from the date of issue and are payable at a rate of $.42 per share each quarter. The FNB Series A Preferred Stock is convertible at the option of the holder into shares of the FNB common stock having a market value of $25.00 at time of conversion. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate. As of September 30, 2001, 18,589 shares of FNB common stock were reserved by FNB for the conversion of the remaining 19,174 outstanding shares of Series A Preferred Stock.

         FNB Series B Preferred Stock. The FNB Series B Preferred Stock was issued during 1992 for the purpose of raising capital for the acquisition of 13 banking branches in the Erie, Pennsylvania area. Holders of the FNB Series B Preferred Stock have no voting rights. Dividends on the FNB Series B Preferred Stock are cumulative from the date of issue and are payable at a rate of $.46875 per share each quarter. The FNB Series B Preferred Stock has a stated value of $25.00 per share and is convertible at the option of the holder at any time into shares of FNB common stock at a price of $10.05 per share. As of September 30, 2001, 337,816 shares of FNB common stock were reserved by FNB for the conversion of the remaining 129,413 outstanding shares of FNB Series B Preferred Stock. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate.

                             DESCRIPTION OF WARRANTS

         The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review all of the terms of a particular series of our preferred stock that may be important to you.

         We may issue warrants to purchase debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

         The applicable prospectus supplement will describe the terms of any warrants, including the following:

         (1)    the title of the warrants,

         (2)    the total number of warrants,

         (3) the price or prices at which the warrants will be issued and sold,

         (4) the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable,

         (5) the designation and terms of the securities purchasable upon exercise of the warrants,

         (6) the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased,

         (7) the date on which the right to exercise the warrants shall commence and the date on which that right will expire,

         (8) whether the warrants will be issued in registered form or bearer form,

         (9) if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time,

         (10) if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable,

         (11)   information with respect to book-entry procedures, if any,

         (12)   anti-dilution provisions of the warrants, if any,

         (13) redemption or call provisions, if any, that are applicable to the warrants,

         (14) if applicable, a summary of the United States federal income tax considerations, and

         (15) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

         Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

                         DESCRIPTION OF DEBT SECURITIES

         This prospectus describes the general terms and provisions of the debt securities that FNB may offer. When FNB offers to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to that particular series of debt securities. For a complete description of the material terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating to that series and to the following description.

         If issued, FNB will issue the debt securities, other than any junior subordinated debt securities discussed under "Description of Junior Subordinated Debentures," under one or more indentures between FNB and an indenture trustee that we will name in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you. We qualify the following summary in its entirety by reference to the provisions of the indenture.

GENERAL

         FNB will establish the terms of each series of debt securities that it will issue under the indenture by a resolution of its board of directors. FNB will detail the terms of the debt securities that it will offer in an officers' certificate under the indenture or by a supplemental indenture. FNB will describe the particular terms of each series of debt securities that it issues in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below.

         Under the indenture, FNB can issue an unlimited amount of debt securities, including debt securities that are convertible into or exchangeable for its other securities, including our common stock. FNB may issue the debt securities:

         (1)    in one or more series,

         (2)    with the same or various maturities,

         (3)    at par,

         (4)    at a premium, or

         (5)    at a discount.

For each series of debt securities that FNB offers, we will distribute a prospectus supplement that will disclose:

         (1)    the initial offering price,

         (2) the aggregate principal amount of that series of debt securities,

         (3)    the title of the debt securities,

         (4) any limit on the aggregate principal amount of the debt securities,

         (5) the date or dates on which FNB will pay the principal on the debt securities,

         (6)    the maturity date,

         (7) the annual rate or rates (which may be fixed or variable) or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest,

         (8)    the date or dates from which interest will accrue,

         (9) the date or dates on which interest will commence and be payable,

         (10) any regular record date for the interest payable on any interest payment date,

         (11) the place or places where FNB will pay the principal, premium, and interest with respect to the debt securities,

         (12) whether the debt securities will be convertible into other securities and the terms and conditions upon which the holder of debt securities may convert the debt securities,

         (13) the terms and conditions upon which FNB may redeem the debt securities,

         (14) any obligation FNB has to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities,

         (15) the denominations in which FNB will issue the debt securities, if it issues them other than in denominations of $1,000 and any integral multiple thereof,

         (16) whether FNB will issue the debt securities in the form of certificated debt securities or global securities,

         (17)   the currency of denomination of the debt securities,

         (18) any addition to or change in the events of default that are described in this prospectus or in the indenture,

         (19) any change in the acceleration provisions that are described in this prospectus or in the indenture,

         (20) the terms, if any, pursuant to which the debt securities will be made subordinate in right of payment to senior indebtedness of FNB, and the terms of such subordination,

         (21) any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

         (22) any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series, and

         (23) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

         FNB may issue debt securities that provide that it must only pay an amount less than their stated principal amount if their maturity date accelerates. In the prospectus supplement, we will also provide you with information on the federal income tax considerations and other special considerations that apply to any of the particular debt securities.

PAYMENT OF INTEREST AND EXCHANGE

         Each debt security will be represented by either:

         (1) one or more global securities registered in the name of The Depository Trust Company, or DTC, as depositary, or a nominee of DTC (a "book-entry debt security"), or

         (2) a certificate issued in definitive registered form (a "certificated debt security").

         We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under "- Global Debentures and Book-Entry System" below, FNB will not issue book-entry debentures in certificated form.

         Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee's office or at paying agencies as provided for in the indenture. FNB will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.

         You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, FNB or the trustee will reissue your certificate to the new holder or it or the trustee will issue a new certificate to the new holder.

         Global Debentures and Book-Entry System. A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:

         (1)    original issue date,

         (2)    date or dates on which FNB must pay principal and interest, and

         (3)    interest rate or method of determining interest.

         FNB will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

         Only persons who have accounts with the depositary for the related global debt security, or participants, or a person that holds an interest through a participant may own beneficial interests in book-entry debt securities. When FNB issues a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the appropriate principal amounts of the book-entry debt securities that the participant owns. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate the accounts that the depositary will credit. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests in book-entry debt securities will be effected only through, records that the depositary maintains for the related global debt security (for interests of participants) and records that the participants maintain (for interests of persons holding through participants). The laws of some states may require that some purchasers of securities take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities, because FNB will not issue book-entry debt securities in certificated form, except under the special circumstances that are described below.

         So long as the depositary, or its nominee, is the registered owner of a global debt security, FNB will consider the depositary or its nominee as the sole owner or holder of the book-entry debt securities represented by the associated global debt security for all purposes under the indenture. Except as described in this prospectus or the applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names and will not receive or be entitled to receive physical delivery of a certificate in definitive form representing their securities. FNB will not consider beneficial owners of book-entry debt securities the owners or holders of those securities under the indenture. As a result, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the depositary's procedures for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

         FNB understands, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise some rights of holders of debt securities, and the indenture provides that FNB, the trustee and their respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.

         FNB will make payments of the principal, premium and interest on the book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. FNB, the trustee and any other agent of FNB or agent of the trustee will not have any responsibility or liability for:

         (1) any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security, or

         (2) maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         FNB expects the depositary, upon receipt of any payment of the principal, premium or interest with respect to a global debt security, will immediately credit the participants' accounts with payments in amounts proportionate to the amounts of book-entry debt securities they each hold, as shown on the records of the depositary. FNB also expects that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants. FNB will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or the Exchange Act, and FNB does not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, FNB may at any time and in its sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, FNB will issue certificated debt securities in exchange for the global debt securities of that series. Holders of global debt securities may exchange their global debt securities for certificated debt securities if an event of default under the book-entry debt securities represented by those global debt securities has occurred and is continuing. FNB will register any certificated debt securities that it issues in exchange for a global debt security in the name or names as the depositary shall instruct the trustee. FNB expects that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

         FNB has obtained the previous information in this section concerning the depositary and the depositary's book-entry registration and transfer system from sources it believes to be reliable, but takes no responsibility for the accuracy of this information.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Under the indenture, FNB may not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to any person, and it may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to it unless:

         (1) the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture,

         (2) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture, and

         (3)    it satisfies other conditions specified in the indenture.

COVENANTS

         Unless stated otherwise in:

         (1) the applicable prospectus supplement and in a supplement to the indenture,

         (2)    a resolution of our board of directors, or

         (3)    an officers' certificate delivered under the indenture,

the debt securities will not contain any restrictive covenants, including covenants restricting FNB or any of its subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of its or its subsidiaries' property or capital stock, or restricting FNB or any of its subsidiaries from entering into any sale and leaseback transactions.

EVENTS OF DEFAULT

         Under the indenture, an "event of default" means, with respect to any series of debt securities, any of the following:

         (1) default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless FNB deposits the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period),

         (2) default in the payment of principal or premium on any debt security of that series when due and payable,

         (3) default in the deposit of any sinking fund payment, when and as due on any debt security of that series,

         (4) default in the performance or breach of any of FNB's other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after FNB receives written notice from the trustee or FNB Bancorp and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture,

         (5)    some events of bankruptcy, insolvency or reorganization, and

         (6) any other event of default provided with respect to debt securities of that series that is described in the applicable supplement to this prospectus.

         No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.

         If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to FNB having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

         The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

         No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

         (1) that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series, and

         (2) the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

         Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

         The indenture requires FNB, within 90 days after the end of its fiscal year, to furnish to the trustee a statement of its compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

MODIFICATION AND WAIVER

         FNB and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. FNB and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

         (1) change the amount of debt securities whose holders must consent to an amendment or waiver,

         (2) reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security,

         (3) reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities,

         (4) reduce the principal amount of discount securities payable upon acceleration of maturity,

         (5) waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration),

         (6) make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security,

         (7) make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments, or

         (8) waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

         Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive FNB's compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

DEFEASANCE OF DEBENTURES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

         Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, FNB may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) on the 91st day after the date on which FNB deposits or causes to be deposited with the trustee, sufficient funds to pay and discharge each installment of principal and interest for the applicable series of debt securities. FNB will be discharged when it deposits with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

         FNB will be discharged only if, among other things, it has delivered to the trustee an officers' certificate and an opinion of counsel stating that it has received from the United States Internal Revenue Service, or that the United States Internal Revenue Service has published, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, holders of the debt securities of the series from which it wishes to be discharged will:

         (1) not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge, and

         (2) will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

         Defeasance of Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with specified conditions, FNB may omit to comply with the restrictive covenants contained in Sections 4.2, 4.3, 4.4, 4.5, 4.6 and 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of the Board of Directors or an officers' certificate delivered pursuant to the indenture.

         The conditions include FNB:

         (1) depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest, and any mandatory sinking fund payments or the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities, and

         (2) delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

         In the event FNB exercises its option not to comply with some covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations it has deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, FNB will remain liable for those payments.

         "Foreign government obligations" means for the debt securities of any series that are denominated in a currency other than U.S. dollars:

         (1) direct obligations of the government that issued or caused to be issued the currency in question for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof, or

         (2) obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW

         The indenture and the debentures will be governed by and construed under the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES, TRUST PREFERRED SECURITIES GUARANTEE
                       AND JUNIOR SUBORDINATED DEBENTURES

TRUST PREFERRED SECURITIES

         This prospectus describes the general terms and provisions of the trust preferred securities that the Trust may offer. When the Trust offers to sell its trust preferred securities, we will describe the specific terms of those securities in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions that we describe in this prospectus apply to those securities. For a complete description of the material terms of the particular issue of trust preferred securities, you must refer to both the prospectus supplement relating to that series and to the following description.

         The trust preferred securities will be issued in one series only by the Trust under the trust agreement of the Trust. The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended. The trust agreement will authorize the administrative trustees of the Trust, on behalf of the Trust, to issue the Trust's trust preferred securities and trust common securities. These securities will each represent undivided beneficial interests in the assets of the Trust. You should read the prospectus supplement relating to the particular trust preferred securities for the specific terms of those securities, including:

         (1)    the specific designation of the trust preferred securities,

         (2)    the number of trust preferred securities,

         (3) the annual distribution rate or method of its calculation, the date or dates on which the Trust will pay distributions and the record date for any distributions,

         (4) whether distributions on the trust preferred securities will be cumulative and, if so, the date from which distributions will be cumulative,

         (5) the amount or amounts that the Trust will pay out of its assets to the holders of the trust preferred securities upon the Trust's dissolution,

         (6) the obligation, if any, of the Trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the Trust will or may purchase or redeem trust preferred securities, in whole or in part, pursuant to the obligation,

         (7) the voting rights, if any, of the trust preferred securities, including any vote required to amend the Trust,

         (8) the Trust's rights to defer distributions on the trust preferred securities in conjunction with our extending the interest payment period on the related junior subordinated debentures,

         (9) terms for any optional or mandatory conversion or exchange of trust preferred securities into other securities, and

         (10) any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust agreement of the Trust or applicable law.

         The proceeds from the sale of the trust preferred securities and the trust common securities will be used by the Trust to purchase an aggregate principal amount of junior subordinated debentures issued by FNB pursuant to this prospectus equal to the aggregate liquidation amount of the trust preferred securities offered by this prospectus and trust common securities. Legal title to the junior subordinated debentures will be held by the property trustee of the Trust for the benefit of the holders of the related trust securities. The revenue of the Trust available for distribution to holders of its trust preferred securities will be limited to payments received under the related junior subordinated debentures that the Trust purchased with the proceeds from the sale of its trust securities. If FNB fails to make a required payment in respect of such junior subordinated debentures, the Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust securities.

         FNB will guarantee all trust preferred securities that the Trust offers as set forth under "Description of Trust Preferred Securities Guarantee." FNB will describe any material United States federal income tax considerations applicable to an offering of trust preferred securities in the applicable prospectus supplement. The terms of the trust common securities issued to FNB will be set forth in the trust agreement and described in the applicable prospectus supplement. The terms of the trust common securities will be substantially identical to the terms of the trust preferred securities the Trust is issuing, subject to the terms and exceptions set forth in the trust agreement.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEE

         Set forth below is a summary of information concerning the guarantee that FNB will execute and deliver concurrently with the issuance by the Trust of its trust preferred securities for the benefit of the holders of the trust preferred securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement will name the trustee who will act as guarantee trustee under the Trust Indenture Act for the guarantee. The guarantee trustee will hold the guarantee for the benefit of holders of the trust preferred securities.

         Under the guarantee, FNB will irrevocably and unconditionally agree, to the extent provided in the guarantee, to pay in full to the holders of the trust preferred securities:

         (1) any accrued and unpaid distributions required to be paid on the trust preferred securities, but only if and to the extent that the Trust has funds legally and immediately available for the payment of the distribution,

         (2) the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities the Trust calls for redemption, but only if and to the extent the Trust has funds legally and immediately available for that payment, and

         (3) upon a dissolution of the Trust, other than in connection with the Trust's distribution of junior subordinated debt securities to the holders of the Trust's securities or the redemption of all of the trust preferred securities, the lesser of:

                - the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, but only if and to the extent the Trust has funds legally and immediately available therefor, and

                - the amount of assets of the Trust remaining legally available for distribution to holders of trust preferred securities upon liquidation of the Trust.

         FNB may satisfy its obligation to make a guarantee payment by paying the required amounts directly to the holders of the trust preferred securities or by causing the Trust to pay that amount to those holders.

         The guarantee will be a guarantee of payments with respect to the trust preferred securities from the time the Trust issues the trust preferred securities, but it will not apply to the payment of distributions and other payments on the trust preferred securities if the Trust does not have sufficient funds legally and immediately available to make the necessary distributions or other payments. If FNB does not pay interest on the associated junior subordinated debentures, the Trust will not make distributions on its trust preferred securities.

         The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or upon distribution of the junior subordinated debentures to the holders of the trust preferred securities. Because FNB is a holding company, its right to participate in any distribution of assets of a subsidiary, upon a liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent FNB may be recognized as a creditor of the subsidiary. FNB's obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of its subsidiaries, and claimants should look only to FNB's assets for payments thereunder.

         FNB will, through the guarantee, the trust agreement, the related subordinated debentures and the indenture for the junior subordinated debentures taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under its trust preferred securities.

         Covenants. To the extent set forth in the applicable prospectus supplement, FNB will agree to specified covenants so long as the guarantee remains outstanding.

         Subordination. FNB's obligations under the guarantee will constitute one of its unsecured obligations and will rank subordinate and junior in right of payment to all its other liabilities, including the junior subordinated debentures, except those obligations or liabilities made equal or subordinate to the guarantee.

         The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against FNB to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

         Amendments and Assignment. Except for any changes that do not materially and adversely affect the rights of holders of the trust preferred securities (in which case no consent will be required), FNB may amend the guarantee only with the prior approval of the holders of a majority in liquidation amount of the outstanding trust preferred securities. FNB will describe the manner by which it will obtain any necessary approval in the applicable prospectus supplement. The terms of the guarantee will bind FNB's successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

         Termination. The guarantee will terminate and be of no further force and effect as to the trust preferred securities upon the earliest of:

         (1) the payment of the full redemption price of all the trust preferred securities,

         (2) distribution of the related junior subordinated debt securities to the holders of the trust preferred securities, or

         (3) the payment of all amounts payable upon liquidation of the Trust.

         The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay or account over any amount paid with respect to the trust preferred securities or under the guarantee.

         Events of Default. An event of default under the guarantee will occur if FNB fails to perform any of its payment obligations under the guarantee and any applicable cure periods shall have lapsed. The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against FNB to enforce the holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity. The holders of a majority in liquidation amount of trust preferred securities, by vote, may waive any past event of default and its consequences.

         Information Concerning the Guarantee Trustee. We will name the guarantee trustee in the applicable prospectus supplement. The guarantee trustee, prior to the occurrence of any event of default under the guarantee and after the curing or waiving of all events of default for the guarantee, undertakes to perform only the duties as are specifically set forth in the guarantee and, in case an event of default has occurred, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of its own affairs. Subject to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities unless offered reasonable indemnity against the costs, expenses and liabilities which it might incur.

         The guarantee trustee will also serve as property trustee and as indenture trustee.

         Agreements as to Expenses and Liabilities. Under the terms of an agreement as to expenses and liabilities that FNB will enter into under the trust agreement, FNB will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable the full payment of any of the Trust's indebtedness, expenses or liabilities, other than obligations of the Trust to pay to the holders of trust preferred securities or other similar interests in the Trust the amounts due holders pursuant to the terms of the trust preferred securities or other similar interests, as the case may be.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         General. In connection with the Trust's offering of its trust preferred securities, FNB will issue its junior subordinated debentures to the Trust under the subordinated debentures indenture. FNB will issue the junior subordinated debentures to the Trust at the same time that the Trust issues its trust preferred securities. You should read the following description as well as "Description of Debt Securities" for a description of terms generally applicable to the junior subordinated debentures. You should read the prospectus supplement relating to the trust preferred securities for additional terms relating to the junior subordinated debentures.

         If FNB issues junior subordinated debentures to the Trust in connection with the Trust's issuance of trust preferred securities, the Trust may subsequently distribute the junior subordinated debentures pro rata to the holders of trust preferred securities in connection with the dissolution of the Trust upon the occurrence of a number of events that we will describe in the applicable prospectus supplement.

         Subordination. The junior subordinated debentures are unsecured, subordinated and junior in right of payment to all of FNB's senior indebtedness. They will rank equally with all of FNB's other junior subordinated debentures. For these purposes, when FNB refers to "senior indebtedness," it means:

         (1)    every obligation of FNB for money borrowed,

         (2) every obligation of FNB evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

         (3) every reimbursement obligation of FNB with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of FNB,

         (4) every obligation of FNB issued or assumed as the deferred purchase price of property or services, except trade accounts payable or accrued liabilities arising in the ordinary course of business,

         (5)    every capital lease obligation of FNB,

         (6) every obligation of FNB for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, and

         (7) every obligation of the type referred to in paragraphs (1) through (6) of another person and all dividends of another person the payment of which, in either case, FNB has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

The term "senior indebtedness" does not include:

         (1) any obligations which, by their terms, are expressly stated to rank equal in right of payment with, or to not be superior in right of payment to, the junior subordinated debentures,

         (2) any senior indebtedness of FNB which when incurred and without respect to any election under the United States Bankruptcy Code was without recourse to FNB,

         (3)    any indebtedness of FNB to any of its subsidiaries,

         (4)    indebtedness to any executive officer or director of FNB, or

         (5) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with FNB that is a financing entity of FNB in connection with the issuance of the financing entity of securities that are similar to the preferred securities.

In the event of:

         (1) certain events of bankruptcy, dissolution or liquidation of FNB or the holder of the common securities,

         (2) any proceeding for the liquidation, dissolution or other winding up of FNB, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

         (3)    any assignment by FNB for the benefit of creditors, or

         (4)    any other marshalling of the assets of FNB,

all senior indebtedness, including any interest thereon accruing after the commencement of any such proceedings, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the junior subordinated debentures.

         After payment in full of all sums owing with respect to senior indebtedness, the holders of junior subordinated debentures, together with the holders of any obligations of FNB ranking on a parity with the junior subordinated debentures, will be entitled to be paid from the remaining assets of FNB the amounts at the time due and owing on the junior subordinated debentures and any other parity obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of FNB ranking junior to the junior subordinated debentures and any other parity obligations. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property is received by any holder of any junior subordinated debentures in contravention of any of the terms hereof and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. By reason of the subordination, in the event of the insolvency of FNB, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than the other creditors of FNB. The subordination will not prevent the occurrence of any Event of Default in respect of the junior subordinated debentures.

         The indenture places no limitation on the amount of additional senior indebtedness that may be incurred by FNB. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

         Additional Covenants. The indenture relating to the junior subordinated debentures will include covenants that FNB will make for the benefit of the holders of the junior subordinated debentures, unless stated otherwise in the applicable prospectus supplement. These covenants provide that if:

         (1) FNB gives notice of its election to extend an interest payment period for the junior subordinated debentures and the extension is then in effect, or

         (2) FNB is in default with respect to its payment or other obligations under the trust preferred securities, or

         (3) an event of default with respect to the junior subordinated debentures has occurred and is continuing,

then:

         (a)    FNB will not, with respect to any of its capital stock,

                -        declare or pay any dividend,

                -        make any distributions,

                -        redeem, purchase, acquire, or

                -        make a liquidation payment,

         (b) and FNB will not, with respect to any debt securities that rank equally with or junior to the junior subordinated debentures,

                -        make any payment of principal, premium or interest, or

                -        repay, repurchase or redeem any such securities.

However, these covenants will not restrict:

         (1) repurchases, redemptions or other acquisitions of shares of our capital stock related to any employment contract, benefit plan or other similar arrangement, a dividend reinvestment or stockholder stock purchase plan or the issuance of our capital stock or similar security as consideration in an acquisition transaction entered into prior to the applicable extension period or other event referred to below,

         (2) an exchange or conversion of any class or series our capital stock for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock,

         (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or

         (4) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

         The junior subordinated debentures indenture will further provide that, as long as the trust preferred securities remain outstanding, FNB will:

         (1) directly or indirectly maintain 100% ownership of the trust common securities except to the extent permitted by the applicable trust agreement; provided that any permitted successor of FNB under the junior subordinated debentures indenture may succeed to its ownership of the trust common securities; and

         (2)    use its reasonable efforts to cause the Trust:

                - to remain a statutory business trust, except in connection with:

                         - the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the Trust,

                         -        the redemption of all of the trust
                                  securities of the Trust, or

                         - mergers, consolidations or amalgamations permitted by the related trust agreement, and

                - to otherwise continue to be classified as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debentures.

         Additional Event of Default. The junior subordinated debentures indenture will also provide that FNB's failure to pay to the Trust, concurrently with each interest payment (subject to the 30 day grace period applicable to interest payments), any additional amounts required so that the net amounts received and retained by the Trust, after paying taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority, other than withholding taxes, will not be less than the amounts the Trust would have received if those taxes, duties, assessments, or other governmental charges had not been imposed.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE TRUST PREFERRED SECURITIES GUARANTEE

         The trust preferred securities evidence preferred undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing its trust preferred securities and investing the proceeds from that issuance in FNB's junior subordinated debentures. A principal difference between the rights of a holder of a junior subordinated debt security and the rights of a holder of a trust preferred security is that a holder of a junior subordinated debentures is entitled to receive from FNB the principal amount of, and interest accrued on, junior subordinated debentures held, while a holder of a trust preferred security is entitled to receive distributions from the Trust (or from FNB under the guarantee) only if and to the extent the Trust has funds available for the payment of such distributions.

         As long as FNB makes interest and other payments on the junior subordinated debentures when those payments are due, the payments will be sufficient to cover distributions and payments due on the related trust securities because:

         (1) the aggregate principal amount of junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust securities,

         (2) the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities,

         (3)    FNB will pay for all costs and expenses of the Trust, and

         (4) the trust agreement provides that the trustees of the Trust will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the limited purposes of the Trust.

         FNB will guarantee payments of distributions and other payments due on the trust preferred securities to the extent that funds for those payments are legally and immediately available, as and to the extent set forth under "- Description of Trust Preferred Securities Guarantee". If FNB does not make interest payments on the junior subordinated debentures, it does not expect that the Trust will have sufficient funds to pay distributions on its trust preferred securities. The guarantee is a guarantee from the time FNB issues it, but it does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of the distributions.

         If FNB fails to make interest or other payments on the junior subordinated debentures when due, after taking into account any extension period as described in the applicable prospectus supplement, the trust agreement provides a mechanism permitting the holders of the trust preferred securities to appoint a substitute property trustee. Those holders may also direct the property trustee to enforce its rights under the junior subordinated debentures, including proceeding directly against FNB to enforce the junior subordinated debentures. If the property trustee fails to enforce its rights under the junior subordinated debentures to the fullest extent permitted by applicable law, any holder of trust preferred securities may institute a legal proceeding directly against FNB to enforce the property trustee's rights under the junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. A holder of trust preferred securities may also institute a legal proceeding directly against FNB, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to that holder of principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate stated liquidation amount of the holder's trust preferred securities on or after the due dates specified in the junior subordinated debentures.

         If FNB fails to make payments under the guarantee, the guarantee permits the holders of the trust preferred securities to direct the guarantee trustee to enforce its rights under the guarantee. In addition, any holder of trust preferred securities may institute a legal proceeding directly against FNB to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity. Upon any voluntary or involuntary dissolution of the Trust, unless the Trust distributes the junior subordinated debentures, the holders of trust preferred securities will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable prospectus supplement. Upon any voluntary or involuntary liquidation or bankruptcy of FNB, the property trustee, as holder of the related series of junior subordinated debentures, would be a subordinated creditor of FNB, subordinated in right of payment to all senior indebtedness with respect to the related series of junior subordinated debentures, but entitled to receive payment in full of principal and interest, before any of FNB's shareholders receive payments or distributions.

                              PLAN OF DISTRIBUTION

         We may sell the securities subject to this prospectus in or outside the United States through underwriters, dealers or agents, or directly to one or more purchasers, which sales may be effected through underwritten offerings, block transactions or privately negotiated sales. The prospectus supplement with respect to the securities we are offering will describe the specific terms of our offering, including:

         -        the name or names of any underwriters, dealers, or agents,

         -        the purchase price of the securities,

         -        the proceeds to us from the offering,

         -        any delayed delivery arrangements,

         - any underwriting discounts and other items constituting underwriters' compensation,

         -        the initial public offering price,

         - any discounts or concessions that dealers may allow or reallow or pay, and

         - any securities exchanges on which we may have listed the securities we are offering.

         If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices the underwriters determine at the time of sale. We may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will name the underwriter or underwriters for a particular underwritten offering of securities in the prospectus supplement relating to that offering. If we use an underwriting syndicate, then we will name the managing underwriter or underwriters on the cover of the prospectus supplement. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters or agents to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities if they purchase any of them. We may change the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.

         If we or the underwriters use dealers in the sale of the securities for which we are delivering this prospectus, then we will sell those securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers will determine at the time of their resale. We will disclose the names of the dealers and the terms of the transaction in the prospectus supplement.

         We may sell the securities directly or through agents from time to time at fixed prices, which we may change, or at varying prices that we will determine at the time of sale. We will name any agent involved in the offer or sale of the securities for which we are delivering this prospectus. We will also disclose any commissions that we will pay to our agents in the prospectus supplement. Unless we indicate otherwise in the prospectus supplement, our agents will be acting on a best efforts basis for the period of their appointment.

         In connection with the sale of the securities, we or the purchasers of the securities may pay underwriters, dealers or agents compensation in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the securities may be underwriters, and any discounts or commissions that they receive from us, and any profit they realize on their resale of the securities, may be underwriting discounts or commissions under the Securities Act.

         We may sell the securities directly to institutional investors or others, who may be underwriters within the meaning of the Securities Act with respect to any resale of those securities. We will describe the terms of those sales in the prospectus supplement.

         If we indicate in the prospectus supplement, we will authorize our agents, underwriters or the dealers to solicit offers from institutions to purchase the securities at the public offering price that we will disclose in the prospectus supplement under delayed delivery contracts. A delayed delivery contract provides for the investor's payment and our delivery of the purchased securities on a specified date in the future. We expect that these contracts will be subject only to the conditions that we describe in the prospectus supplement. The prospectus supplement will describe the commission that we pay our agents to solicit those contracts.

         Our agreements with our agents, dealers and underwriters may require us to indemnify them against a number of civil liabilities, including liabilities under the Securities Act, or to grant them contribution for payments that they may be required to make as a result of those liabilities. Our agents, dealers and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us in the ordinary course of their business.

         Some or all of the securities that we may issue may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for a public offering may make a market in those securities, but we can not obligate them to do so and, even if they do, they may discontinue any market making at any time without notice. We can not assure you that a trading market will develop for any of the securities that we may offer or, if any market does develop, how liquid that market will be.

         In order to facilitate the offering of our securities, any underwriters or agents, as the case may be, involved in the offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities or any other securities, the prices of which we may use to determine payments on our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in the securities for their own account. In addition, to cover over allotments or to stabilize the price of our securities or any other securities, the underwriters or agents, as the case may be, may bid for, and purchase, our securities or any other securities in the open market. Finally, in any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

         In connection with any offer and sale of common stock pursuant to this offering that uses an underwriter, an underwriter may engage in passive market making transactions in the common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

                                  LEGAL MATTERS

         Certain matters with respect to the legality and validity of the securities will be passed upon by James G. Orie, General Counsel to FNB. As of the date of this prospectus, Mr. Orie owns shares of FNB common stock and options to purchase shares of FNB common stock in an amount which does not exceed 1% of FNB's outstanding shares of common stock. Certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the trust agreement and the creation of the Trust will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and the Trust. Certain tax matters relating to the securities will be passed upon for us by Smith, Gambrell & Russell, LLP, Atlanta, Georgia, special tax counsel to us.

                                     EXPERTS

         The consolidated financial statements of FNB at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in FNB's Annual Report on Form 10-K and incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference which, as to the year 1998, are based in part on the report of Bobbitt, Pittenger &

Company, P.A., independent auditors. Such consolidated financial statements referred to above are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

         In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

             Public Reference Room           Midwest Regional Office
             450 Fifth Street, N.W.          550 West Madison Street
             Room 1024                       Suite 1400
             Washington, D.C. 20549          Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

         - Annual Report on Form 10-K, as amended for the fiscal year ended December 31, 2000;

         -        Quarterly Report on Form 10-Q for the quarter ended September
                  30, 2001;

         -        Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2001;

         -        Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2001; and

         - Current Reports on Form 8-K filed on January 9, 2001, February 6, 2001, March 6, 2001, June 1, 2001, and June 14, 2001.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                               F.N.B. Corporation
                            Attn: Corporate Secretary
                                   FNB Center
                            2150 Goodlette Road North
                              Naples, Florida 34102

         We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be borne by FNB (the "Company") in connection with the sale and distribution of the securities offered hereby.

         The estimated expenses of issuance and distribution in connection with the offering are as set forth in the following table and will be paid by FNB:

         Securities and Exchange Commission registration fee.................        $ 47,800
         Listing fee.........................................................               *
         Blue Sky fees and expenses..........................................               *
         Printing and engraving expenses.....................................               *
         Rating Agencies' fees...............................................               *
         Legal fees and expenses.............................................               *
         Accounting fees and expenses........................................               *
         Trustees' fees and expenses.........................................               *
         Miscellaneous.......................................................
                                                                                     --------
            Total............................................................        $      *
                                                                                     ========

---------
 * To be filed by amendment, Form 8-K or Rule 424 filing.

         All amounts other than the Securities and Exchange Commission registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

         In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         FNB's Articles of Incorporation provide that FNB shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of FNB or otherwise) arising out of their service to FNB or to another organization at FNB's request, or because of their positions with FNB. The Articles further provide that FNB may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not FNB would have the power to indemnify him against such liability by law or under the provisions of this paragraph.

         FNB's Bylaws provide that to the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

ITEM 16. EXHIBITS

         The following exhibits are filed herewith, incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

          Exhibits      Description
          --------      -----------
            1.1         Form of Underwriting Agreement for Common Stock. *

            1.2         Form of Underwriting Agreement for Debt Securities.*

            1.3         Form of Underwriting Agreement for Trust Preferred Securities.*

            3.1         Articles of Incorporation as currently in effect (incorporated by reference to
                        Exhibit 4.1 of FNB's Form 8-K filed on June 1, 2001).

            3.2         Bylaws of FNB as currently in effect (incorporated by reference to Exhibit 4.2 of
                        FNB's Form 8-K filed on June 1, 2001).

            4.1         Form of Debt Securities Indenture.

            4.2         Form of Debt Security (included in Exhibit 4.1).

            4.3         Form of Junior Subordinated Debentures Indenture.

            4.4         Form of Junior Subordinated Debenture (included in
                        Exhibit 4.3).

            4.5         Certificate of Trust of FNB Capital Trust I.

            4.6         Trust Agreement of FNB Capital Trust I.

            4.7         Form of Amended and Restated Trust Agreement of FNB Capital Trust I.

            4.8         Form of Trust Preferred Security of FNB Capital Trust I (included in Exhibit
                        4.7).

            4.9         Form of Trust Preferred Securities Guarantee Agreement relating to FNB Capital
                        Trust I.

            4.10        Form of Agreement as to Expenses and Liabilities between FNB and FNB Capital
                        Trust I (included in Exhibit 4.7).

            5.1         Opinion of James G. Orie, Esq. as to the validity of the offered securities of
                        FNB.

            5.2         Opinion of Richards, Layton & Finger (Delaware counsel).*

            8.1         Opinion of Smith, Gambrell & Russell, LLP as to certain tax matters.*

            12.1        Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

            23.1        Consent of Ernst & Young LLP.

            23.2        Consent of Bobbitt, Pittenger & Company, P.A.

            23.3        Consent of Richards, Layton & Finger (included in Exhibit 5.2).*

            23.4        Consent of James G. Orie (included in Exhibit 5.1).

            23.5        Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)*

            24          Power of Attorney (included with signature pages to this Registration Statement).

            25.1        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Debt Securities Trustee.*

            25.2        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Junior Subordinated Debentures Trustee.*

            25.3        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Property Trustee, relating to FNB Capital Trust I.*

            25.4        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Guarantee Trustee, relating to FNB Capital Trust I.*

* To be filed by amendment or as an exhibit to a document to be incorporated by reference.

ITEM 17. UNDERTAKINGS

(a)      The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrants hereby undertake:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naples, State of Florida, on December 10, 2001.

                                F.N.B. CORPORATION


                                By:  /s/ Gary L. Tice
                                   -----------------------------------------
                                     Gary L. Tice
                                     President and Chief Executive Officer
                                     (principal executive officer)


                                By: /s/ John D. Waters
                                  ------------------------------------------
                                   John D. Waters
                                   Vice President and Chief Financial Officer
                                   (principal financial and accounting officer)

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Tice and John D. Waters and each of them (with full power of each of them to act alone), his attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements pursuant to Rule 462 under the Securities Act or any other instruments he deems necessary or appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

        Signature                                         Title                                      Date
        ---------                                         -----                                      ----
/s/ Peter Mortensen                                       Chairman of the Board                December 10, 2001
--------------------------------------------
Peter Mortensen

/s/ Gary L. Tice                                          President, Chief Executive           December 10, 2001
--------------------------------------------              Officer and Director
Gary L. Tice

/s/ Stephen J. Gurgovits                                  Vice Chairman                        December 10, 2001
--------------------------------------------
Stephen J. Gurgovits

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
W. Richard Blackwood

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Alan C. Bomstein

/s/ William B. Campbell                                   Director                             December 10, 2001
--------------------------------------------
William B. Campbell

/s/ Charles T. Cricks                                     Director                             December 10, 2001
--------------------------------------------
Charles T. Cricks

/s/ Henry M. Ekker                                        Director                             December 10, 2001
--------------------------------------------
Henry M. Ekker

/s/ James S. Lindsey                                      Director                             December 10, 2001
--------------------------------------------
James S. Lindsey

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Paul P. Lynch

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Edward J. Mace

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Robert S. Moss

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
William A. Quinn

/s/ William J. Strimbu                                    Director                             December 10, 2001
--------------------------------------------
William J. Strimbu

/s/ Archie O. Wallace                                     Director                             December 10, 2001
--------------------------------------------
Archie O. Wallace

/s/ James T. Weller                                       Director                             December 10, 2001
--------------------------------------------
James T. Weller

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Eric J. Werner

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Robert B. Wiley

                                                          Director                                        , 2001
--------------------------------------------                                                   -----------
Donna C. Winner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naples, State of Florida, on December 10, 2001.


                                   FNB CAPITAL TRUST I


                                   By:  /s/ Gary L. Tice
                                      ------------------------------------
                                        Gary L. Tice
                                        Administrator



                                   By:  /s/ John D. Waters
                                      ------------------------------------
                                        John D. Waters
                                        Administrator

                                INDEX TO EXHIBITS


          Exhibits      Description
          --------      -----------
            4.1         Form of Debt Securities Indenture.

            4.2         Form of Debt Security (included in Exhibit 4.1).

            4.3         Form of Junior Subordinated Debentures Indenture.

            4.4         Form of Junior Subordinated Debenture (included in
                        Exhibit 4.3).

            4.5         Certificate of Trust of FNB Capital Trust I.

            4.6         Trust Agreement of FNB Capital Trust I.

            4.7         Form of Amended and Restated Trust Agreement of FNB
                        Capital Trust I.

            4.8         Form of Trust Preferred Security of FNB Capital Trust
                        (included in Exhibit 4.7).

            4.9 Form of Trust Preferred Securities Guarantee Agreement relating to FNB Capital Trust I.

            4.10 Form of Agreement as to Expenses and Liabilities between FNB and FNB Capital Trust I (included in Exhibit 4.7).

            5.1 Opinion of James G. Orie, Esq. as to the validity of the offered securities of FNB.

            12.1        Statement Regarding Computation of Ratio of Earnings to
                        Fixed Charges.

            23.1        Consent of Ernst & Young LLP.

            23.2        Consent of Bobbitt, Pittenger & Company, P.A.

            23.4        Consent of James G. Orie, Esq. (included in Exhibit 5.1).